Exhibit 1.1

UNDERWRITING AGREEMENT FOR

WELLS FARGO REAL ESTATE INVESTMENT CORPORATION.

6.375% CUMULATIVE PERPETUAL

PREFERRED STOCK, SERIES A

(Liquidation preference amount $25 per share)

UNDERWRITING AGREEMENT

New York, New York

December 4, 2014

Wells Fargo Securities, LLC

as Representative of the several Underwriters named in Schedule I

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attention: Transaction Management Department

Ladies and Gentlemen:

Wells Fargo Real Estate Investment Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), which is a direct subsidiary of Wachovia Preferred Funding Corp. and an indirect subsidiary of both Wells Fargo Bank, National Association (the “Bank”) and Wells Fargo & Company (“Wells Fargo”), proposes to (i) sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for which you are acting as representative (the “Representative”), an aggregate of 9,600,000 shares of 6.375% Cumulative Perpetual Preferred Stock, Series A (Liquidation preference amount $25 per share) (the “Preferred Stock”) of the Company (the “Firm Shares”), and (ii) grant to the Underwriters, acting severally and not jointly, an option to purchase up to an additional 1,400,000 shares of Preferred Stock (the “Option Shares”). The Firm Shares and the Option Shares are herein collectively referred to as the “Shares.”

SECTION 1. Representations and Warranties.

I.	The Company represents and warrants to, and agrees with, each Underwriter as follows:

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “SEC”) a registration statement (file number 333-198948) on Form S-11, including a related preliminary prospectus, for registration under the Securities Act of 1933, as amended (the “Securities Act”), for the offering and sale of the Shares in accordance with the

Securities Act and the rules and regulations of the SEC thereunder (together with the Securities Act, the “Securities Act Regulations”). Such Registration Statement (as defined below), as amended prior to the Applicable Time (as defined below), has become effective, and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued by the SEC, and, to the Company’s knowledge, no proceeding for that purpose (or against the Company pursuant to Section 8A of the Securities Act or related to the offering) has been initiated or threatened by the SEC. The Company has filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the SEC a final prospectus in accordance with Rule 424(b) under the Securities Act (“Rule 424(b)”). As filed, such final prospectus shall contain, in all material respects, all information required by the Securities Act Regulations. As used in this Agreement, “Registration Statement” shall mean the registration statement referred to above, including exhibits and financial statements and any prospectus relating to the Shares that is filed with the SEC pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A under the Securities Act (“Rule 430A”), as amended at the Applicable Time and, in the event any Rule 462(b) Registration Statement becomes effective prior to the Closing Date (as defined below), shall also mean such Rule 462(b) Registration Statement, as the case may be; “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act relating to the offering of Shares; “Rule 430A Information” means the information included in the Prospectus (and any supplement thereto), that was omitted from the Registration Statement at the time it became effective but that is deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A; “Preliminary Prospectus” shall mean any preliminary prospectus referred to above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information; “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective; “Applicable Time” shall mean 5:00 P.M., New York City time, on December 4, 2014 or such other time as agreed by the Company and the Representative; “Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Shares, (ii) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule III hereto, and (iii) any other free writing prospectus, as defined in Rule 405 (each, a “Free Writing Prospectus”) that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package; and “Prospectus” shall mean the final prospectus relating to the Shares that is first filed pursuant to Rule 424(b) after the Applicable Time.

(b) On the Effective Date, the Registration Statement did, and the Prospectus (and any supplement thereto) will, when first filed in accordance with Rule 424(b) and on the Closing Date and on any Additional Closing Date (as defined below), comply in all material respects with the applicable requirements of the Securities Act Regulations. As of the Effective Date and the date hereof, the Registration Statement did not, and on the Closing Date and on any Additional Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. On the date of any filing pursuant to Rule 424(b) and on the Closing Date and on any Additional Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) based upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use in connection with the preparation of the Registration Statement and the Prospectus (it being understood and agreed that the only such information contained in the Registration Statement or Prospectus so furnished consists of the information described as such in Section 8(b) hereof).

(c) Each of (A) the Disclosure Package and (B) any electronic road show approved by the Company, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative or directly by any Underwriter specifically for use therein (it being understood and agreed that the only such information so furnished consists of the information described as such in Section 8(b) hereof).

(d) At the respective times that the Registration Statement, any Rule 462(b) Registration Statement or any amendment to any of the foregoing were filed, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act (“Rule 405”), in each case without taking into account any determination made by the SEC pursuant to paragraph (2) of the definition of such term in Rule 405.

(e) Each issuer free writing prospectus, as defined in Rule 433 under the Securities Act (“Rule 433”) (each, an “Issuer Free Writing Prospectus”), if any, does not include any information that conflicts with the information contained in the Registration Statement on file at the time of issuance of such Issuer Free Writing Prospectus, including any prospectus deemed to be a part thereof that has not been superseded or modified. The preceding sentence does not apply to statements in or omissions from any such Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative or directly by any Underwriter specifically for use therein (it being understood and agreed that the only such information so furnished consists of the information described as such in Section 8(b) hereof).

(f) From the time of initial filing of the Registration Statement with the SEC through the Applicable Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(g) The Company has not without the prior written consent of the Representative (A) engaged in any Testing-the-Waters Communication, (B) authorized anyone to engage in Testing-the-Waters Communications or (C) distributed any Written Testing-the-Waters Communications. As used in this Agreement, “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act; and “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

(h) The Company has not distributed and, prior to the later to occur of (i) the Closing Date, and (ii) completion of the distribution of the Shares, will not distribute any offering materials in connection with the offering and sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Disclosure Package and the Prospectus.

(i) Except as otherwise stated or contemplated therein, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, (A) the Company has not sustained any loss or interference with its business that is material to the Company and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, nor has there been any change that would reasonably be expected to result in a material adverse effect on or affecting the business, properties, management, financial condition, stockholders’ equity, results of operations or business prospects of the Company, whether or not arising from transactions in the ordinary course of business (any such event or change, a “Material Adverse Effect”); (B) the Company has not entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company or incurred any liability or obligation, direct or contingent, that is material to the Company, other than in the ordinary course of business; and (C) there has not been any change in the capital stock of the Company, material increase in the long-term debt of the Company, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock.

(j) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with power and authority to own or hold its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be in good standing or to so qualify would not have a Material Adverse Effect. The Company has no subsidiaries.

(k) Except as described in the Registration Statement, the Disclosure Package and the Prospectus or to the extent the disclosure of which is prohibited by applicable law or regulation, the Bank and the Company (i) each is in compliance with all applicable laws administrated by the Board of Governors of the Federal Reserve System (“FRB”), the Office of the Comptroller of the Currency (the “OCC”), the Federal Deposit Insurance Corporation (the

“FDIC”), the Consumer Financial Protection Bureau (the “CFPB”) and any other federal, non-U.S. or state bank regulatory authorities with jurisdiction over the Bank and its subsidiaries (together with the FRB, the OCC, the FDIC and the CFPB, “Bank Regulatory Authorities”), except to the extent that noncompliance would not have, and would not be reasonably expected to have, a Material Adverse Effect and (ii) each is not party to or otherwise subject to any consent decree, cease and desist order, memorandum of understanding, written commitment or other written supervisory agreement with any Bank Regulatory Authority except, in the case of the Bank, as would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby; provided that to the extent the Company is prohibited from disclosing any such agreement, such description in the Registration Statement, the Disclosure Package and the Prospectus may be limited to the material effects of such agreement.

(l) The financial statements (including the related notes thereto) of the Company included in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act Regulations, and present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of operations and the changes in cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information required to be stated therein; and the other financial information of the Company included in the Registration Statement, the Disclosure Package and the Prospectus has been derived from the accounting records of the Company and presents fairly the information shown thereby. The selected financial data set forth under the caption “Selected Financial Information” in the Preliminary Prospectus, the Prospectus and the Registration Statement fairly present in all material respects, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein.

(m) KPMG LLP, who has certified the financial statements of the Company, is an independent registered public accounting firm with respect to the Company within the applicable Securities Act Regulations and the applicable rules and regulations adopted by the Public Company Accounting Oversight Board (United States).

(n) The Shares have been duly authorized, and when the Shares have been delivered and paid for in accordance with this Agreement on the Closing Date or an Additional Closing Date, as applicable, the Shares will be validly issued, fully paid and non-assessable, and will not be subject to any pre-emptive or similar rights; and the Shares will conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus. The Company has all corporate power and authority necessary to execute and deliver the certificate of designation with respect to the Shares (the “Certificate of Designation”), and the Certificate of Designation will be duly filed with the Secretary of State of the State of Delaware. The Shares have been approved for listing on the New York Stock Exchange (the “Exchange”), subject to official notice of issuance.

(o) The Company has an authorized equity capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus; all the outstanding shares of capital stock of the Company have been validly issued, fully paid and non-assessable, and are not subject to any pre-emptive or similar rights; there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such convertible or exchangeable securities or any such rights, warrants or options; and the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(p) The Company has the corporate power and authority necessary to execute and deliver this Agreement, and to perform its obligations hereunder, and this Agreement has been duly authorized, executed and delivered by the Company.

(q) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the execution, delivery and performance of this Agreement by the Company, and issuance and delivery of the Shares and the consummation of the transactions contemplated hereunder, including the use of the proceeds from the sale of the Shares as described in the Registration Statement, the Preliminary Prospectus, the Disclosure Package and the Prospectus under the caption “Use of Proceeds”, do not and will not (i) result in any violation of the provisions of the constitutive documents of the Company, (ii) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, or (iii) result in any violation of any law, administrative regulation or administrative or court order or decree applicable to the Company, except, in the case of clauses (ii) or (iii), to the extent such conflict, breach, default, violation or other event would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby; and no consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Securities Act Regulations, all of which have been obtained, or such as may be required under state securities or “blue sky” laws or regulations adopted by the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Shares by the Underwriters.

(r) The Company is not in violation or default of (A) its constitutive documents, (B) the terms of any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, or (C) any law, administrative regulation or administrative or court order or decree applicable to the Company, except with respect to clauses (B) and (C), as would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

(s) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company is a party or to which any property of the Company is the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, and no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others.

(t) There are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act Regulations to be described in the Registration Statement, the Disclosure Package or the Prospectus that are not so described therein; there are no contracts or other documents that are required under the Securities Act Regulations to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Disclosure Package or the Prospectus that are not so filed as exhibits thereto or described therein, as the case may be; and there are no relationships or related-party transactions involving the Company or any other person or entity required under the Securities Act Regulations to be described in the Registration Statement, the Disclosure Package or the Prospectus that have not been described as required.

(u) There are no contracts, agreements or understandings between the Company or any of its affiliates, and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of Shares other than pursuant to this Agreement.

(v) The Company (i) does not have, and has never had, any employees, and (ii) does not maintain, sponsor or contribute to, and has never maintained, sponsored or contributed to, any Plan. No liability under (1) Title IV of ERISA, (2) Section 302 of ERISA or (3) Section 412 and of the Code, been incurred by the Company, and no condition exists that presents a risk to the Company of incurring any such liability, in each case, that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. For purposes of this paragraph, “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and for purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Company may have any liability.

(w) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x) The operations of the Company are and have been conducted at all times in accordance with the policies and procedures that are reasonably designed to ensure compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company conducts operations, and any similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(y) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would reasonably be expected to result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(z) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). The Company will not directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(aa) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Preliminary Prospectus, the Disclosure Package and the Prospectus under the caption “Use of Proceeds” will not be required to register as, nor be subject to regulation as, an “investment company,” as defined in the Investment Company Act of 1940, as amended.

(bb) The Company owns, possesses, licenses or has other rights to use, on reasonable terms and without any material impairment by rights of third parties, all licenses, certificates, permits and other authorizations (each, a “License”) issued by the appropriate federal, state or foreign regulatory authorities necessary for the conduct of the Company’s business, with such exceptions as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and has not received any notice of proceedings relating to the revocation or modification of any such License that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(cc) The Company, is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged, and all policies of insurance and fidelity or surety bonds, if any, insuring the Company or its business, assets, employees, officers and directors are in full force and effect in all material respects. The Company is in compliance with the terms of such policies and instruments in all material respects. There are no material claims against the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company has not been refused any insurance coverage sought or applied for, and has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(ee) The Company has filed all tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(ff) The Company has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(gg) Commencing August 29, 1996, the Company has been organized and operating in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the organization of the Company and the Company’s actual and proposed method of operation as described in the Registration Statement, the Disclosure Package and the Prospectus does and will enable the Company to meet the requirements for qualification and taxation a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (to the extent they relate to the Company’s qualification and taxation as a REIT and purport to summarize applicable U.S. federal income tax law or legal conclusions with respect thereto) set forth in the Registration Statement, the Disclosure Package and the Prospectus are accurate and complete in all materials respects.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as the case may be, as to matters covered thereby, to each Underwriter.

II. Wells Fargo represents and warrants to, and agrees with, each Underwriter as follows:

(a) Wells Fargo has been duly incorporated, is validly existing and is in good standing under the laws of the State of Delaware, with power and authority to own or hold its properties and to conduct its business substantially in the manner in which it presently conducts such business.

(b) Wells Fargo has the corporate power and authority necessary to execute and deliver this Agreement, and to perform its obligations hereunder, and this Agreement has been duly authorized, executed and delivered by Wells Fargo.

(c) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the execution, delivery and performance of this Agreement by Wells Fargo, and issuance and delivery of the Shares and the consummation of the transactions contemplated hereunder, including the use of the proceeds from the sale of the Shares as described in the Registration Statement, the Preliminary Prospectus, the Disclosure Package and the Prospectus under the caption “Use of Proceeds”, do not and will not (i) result in any violation of the provisions of the constitutive documents of Wells Fargo, (ii) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Wells Fargo pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which Wells Fargo is a party or by which it may be bound or to which any of the property or assets of Wells Fargo is subject, or (iii) result in any violation of any law, administrative regulation or administrative or court order or decree applicable to Wells Fargo, except, in the case of clauses (ii) or (iii), to the extent such conflict, breach, default, violation or other event would not reasonably be expected to have a Material

Adverse Effect or a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby; and no consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by Wells Fargo of the transactions contemplated by this Agreement, except such as may be required under the Securities Act Regulations, all of which have been obtained, or such as may be required under state securities or “blue sky” laws or regulations adopted by the FINRA in connection with the purchase and distribution of the Shares by the Underwriters.

(d) Wells Fargo is not violation or default of (A) its constitutive documents, (B) the terms of any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which Wells Fargo is a party or by which it may be bound or to which any of the property or assets of Wells Fargo is subject, or (C) any law, administrative regulation or administrative or court order or decree applicable to Wells Fargo, except with respect to clauses (B) and (C), as would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

(e) Wells Fargo owns, possesses, licenses or has other rights to use, on reasonable terms and without any material impairment by rights of third parties, all Licenses issued by the appropriate federal, state or foreign regulatory authorities necessary for the conduct of the Company’s business, with such exceptions as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and has not received any notice of proceedings relating to the revocation or modification of any such License that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(f) Wells Fargo has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(g) Wells Fargo has no reason to believe that the representations and warranties of the Company contained in Section 1(I) are not true and correct.

(h) Except (i) as described in the Registration Statement, the Disclosure Package and the Prospectus, (ii) to the extent the disclosure of which is prohibited by applicable law or regulation, or (iii) as would not have and would not reasonably be expected to have a Material Adverse Effect, the Bank (A) is in compliance with all applicable laws administrated by the Bank Regulatory Authorities and (B) is not party to or otherwise subject to any consent decree, cease and desist order, memorandum of understanding, written commitment or other written supervisory agreement with any Bank Regulatory Authority; provided that to the extent the Company or Bank is prohibited from disclosing any such agreement, such description in the Registration Statement, the Disclosure Package and the Prospectus may be limited to the material effects of such agreement.

SECTION 2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule II hereto, the number of Firm Shares set forth opposite such Underwriter’s name in Schedule I hereto.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the purchase price set forth on Schedule II hereto.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the aggregate number of Firm Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representative in its sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representative to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Any such notice shall be given at least five business days prior to the date and time of delivery specified therein, subject to agreement between the Company and the Representative as to a shorter notice period.

SECTION 3. Delivery and Payment. Delivery of and payment for the Shares shall be made, in the case of the Firm Shares, at the offices of Cleary Gottlieb Steen & Hamilton LLP located at One Liberty Plaza, New York New York 10006, United States at 9:30 A.M., New York City time, on December 11, 2014, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Firm Shares being herein called the “Closing Date”) or, in the case of the Option Shares, on the date and at the time and place specified by the Representative in the written notice of the Underwriters’ election to purchase the Option Shares (such date and time of delivery and payment for the Option Shares being herein called an “Additional Closing Date”). Delivery of the Shares to be purchased on the Closing Date or any Additional Closing Date, as the case may be, shall be made to the Representative for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company, against payment by the several Underwriters through the Representative of the purchase price thereof by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Shares will be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct. If settlement for the Option Shares occurs after the Closing Date, the Company will deliver or cause to be delivered to the Representative on the Additional Closing Date for the Option Shares, and the obligation of the Underwriters to purchase the Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

SECTION 4. Offering by Underwriters. The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

SECTION 5. Agreements. The Company agrees with each Underwriter that:

(a) The Company will provide to counsel for the Underwriters one manually executed copy of the Registration Statement, including all exhibits thereto, in the form it became effective, and all amendments thereto. Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or amendment or supplement to the Preliminary Prospectus or the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Underwriters a copy for review prior to filing and will not file any such proposed amendment or supplement to which the Underwriters reasonably object promptly after notice thereof. The Company will cause the Prospectus, properly completed, and any amendment or supplement thereto to be filed in a form approved by the Representative with the SEC pursuant to the applicable paragraph of Rule 424(b) not later than the close of business on the second business day following the execution and delivery of this Agreement, and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the SEC, (ii) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the SEC or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or by any governmental authority of any notice objecting to its use of the Registration Statement, the Preliminary Prospectus or the Prospectus or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement, the Preliminary Prospectus or the Prospectus and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection.

(b) If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will (i) promptly notify the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented, (ii) upon request of the Representative, amend or supplement the Disclosure Package to correct such statement or omission and (iii) supply any amendment or supplement to the Underwriters in such quantities as the Representative may reasonably request.

(c) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act Regulations (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (“Rule 172”)), any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act Regulations or the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or the rules thereunder, including in connection with use or delivery of the Prospectus, the Company will (i) promptly notify the Representative, (ii) upon request of the Representative, prepare and file with the SEC an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and (iii) supply any amendment or supplement to the Underwriters in such quantities as the Representative may reasonably request. Neither the Representative’s request for, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(d) The Company will make generally available to their security holders and to the Representative as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the filing, or transmission for filing, of the Prospectus pursuant to Rule 424 under the Securities Act occurs (except not later than 90 days after the end of such period if such quarter is the last fiscal quarter), an earnings statement (which need not be audited) of the Company covering such 12-month period, which will satisfy the provisions of Section 11(a) and Rule 158 of the Securities Act.

(e) The Company will furnish to the Representative and counsel for the Underwriters, without charge, copies of the Registration Statement (as originally filed) and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act Regulations (including in circumstances where such requirement may be satisfied pursuant to Rule 172) as many copies of any Preliminary Prospectus, each Issuer Free Writing Prospectus included in the Disclosure Package and the Prospectus and any amendments thereof and supplements thereto, as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering and the expenses incurred in distributing the Prospectus to the Underwriters.

(f) The Company will arrange to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representative may designate and will maintain such qualifications in effect for as long as may be required for the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process in any jurisdiction where it is not now subject, to subject itself to taxation in any jurisdiction where it is not so subject or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided. The Company will promptly advise each Underwriter of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(g) During a period of 90 days from the date of the Prospectus (the “Lock-Up Period”), to not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any securities that are substantially similar to the Shares, or any securities convertible into or exercisable or exchangeable for substantially similar securities, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of the Shares or such other securities, in cash or otherwise. The foregoing restriction shall not apply to (i) the Shares to be sold hereunder, (ii) the grant or issuance of stock options or other securities pursuant to or in connection with any employment contract, benefit plan or similar arrangement with or for the benefit of employees, officers, directors or consultants in effect on the date hereof, or (iii) sales or issuances of securities pursuant to contractually binding requirements or agreements in effect on the date hereof, or in settlement of the foregoing.

(h) The Company will use its best efforts to list, subject to notice of issuance, the Shares on the Exchange.

(i) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the SEC or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses specified in Schedule III hereto. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(j) The Company agrees to pay the costs and expenses relating to the following matters: (1) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (2) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (3) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes (or any similar fees or charges under federal law or the laws of any state, or any political subdivision thereof) in connection with the original issuance and sale of the Shares or the execution and delivery of this Agreement; (4) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (5) the listing of the Shares on the Exchange; (6) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (7) the filings required to be made with the FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); provided that the reasonable fees and expenses of counsel for the Underwriters pursuant to clauses (6) and (7) shall not exceed $25,000; (8) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares, if any; (9) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (10) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood that, subject to this Section 5(j) and Section 7, the Underwriters shall pay all of their own costs and expenses, including the fees and disbursements of their counsel.

(k) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(l) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(m) The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for future taxable years unless the board of directors of the Company determines that it is no longer in the best interests of the Company to continue to qualify as a REIT.

(n) The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of the Shares and (B) completion of the Lock-Up Period referred to in Section 5(g) hereof.

SECTION 6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares on any Additional Closing Date, as the case may be, will be subject to the accuracy of the representations and warranties on the part of the Company contained herein, as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed after the date hereof and prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date or any Additional Closing Date, as the case may be, and to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions of this Agreement, to the performance and observance by the Company of all of its covenants and agreements herein contained and to the following additional conditions:

(a) If filing of the Preliminary Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Preliminary Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened. As used in this Agreement, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

(b) On the Closing Date and on each Additional Closing Date, if any, the Representative, on behalf of the Underwriters, shall have received the following legal opinions, dated as of the Closing Date or such Additional Closing Date, as the case may be, in form and substance satisfactory to such Underwriter:

(i) a written opinion of counsel from Jeannine E. Zahn, in-house counsel of Wells Fargo and Senior Vice President and Secretary of the Company, dated as of the Closing Date or such Additional Closing Date, as the case may be, and addressed to the Underwriters in form and substance satisfactory to counsel for the Underwriters (substantially in the form of Exhibit A hereto). As to matters governed by New York and Delaware law, such counsel may rely upon the opinion of Sullivan & Cromwell LLP delivered pursuant to Section 6(b)(iii). Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(ii) a written opinion of counsel from Jeannine E. Zahn, in-house counsel of Wells Fargo, dated as of the Closing Date or such Additional Closing Date, as the case may be, and addressed to the Underwriters in form and substance satisfactory to counsel for the Underwriters (substantially in the form of Exhibit B hereto). Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein. As to matters governed by New York and Delaware law, such counsel may rely upon the opinion of Sullivan & Cromwell LLP delivered pursuant to Section 6(b)(iii). Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(iii) written opinions from Sullivan & Cromwell LLP, counsel for the Company, dated as of the Closing Date or such Additional Closing Date, as the case may be, and addressed to the Underwriters in form and substance satisfactory to counsel for the Underwriters (substantially in the form of Exhibit C hereto). Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(iv) a written opinion from Sullivan & Cromwell LLP, tax counsel for the Company, dated as of the Closing Date or such Additional Closing Date, as the case may be, and addressed to the Underwriters in form and substance satisfactory to counsel for the Underwriters (substantially in the form of Exhibit D hereto). Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(v) from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, such opinion or opinions, dated as of the Closing Date or such Additional Closing Date, as the case may be, and addressed to the Underwriters, with respect to such matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling such counsel to pass upon such matters.

(c) The Company shall have furnished to the Representative a certificate, dated the Closing Date or any Additional Closing Date, signed by the principal executive, financial or accounting officer of the Company, to the effect that the signer of such certificate has reviewed the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Shares, and this Agreement and that, to the best of his/her knowledge after reasonable investigation:

(i) The representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date, or any Additional Closing Date, as the case may be, with the same effect as if made on the Closing Date or such Additional Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied at or prior to the Closing Date or such Additional Closing Date, as the case may be, in all material respects;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted and are pending or have been threatened as of such date; and

(iii) Since the date of the most recent financial statements included in the Disclosure Package, there has been no Material Adverse Effect, except as set forth in or contemplated by the Registration Statement, the Disclosure Package or the Prospectus.

(d) At the time of execution of this Agreement, the Closing Date and any Additional Closing Date, as the case may be, KPMG LLP, who has certified certain financial statements of the Company, shall have furnished to the Representative, at the request of the Company, (i) an “agreed upon procedures” letter, dated the date of delivery thereof and addressed to the Underwriters and the Company, in form and substance reasonably satisfactory to the Representative, containing statements and information previously agreed between the Representative and KPMG LLP (substantially in the form of Exhibit E-1 hereto) and (ii) letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (substantially in the form of Exhibit E-2 hereto); provided, that the letters delivered on the Closing Date or such Additional Closing Date, as the case may be, shall use a “cut-off” date no more than five business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(e) Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change, or development involving a prospective change, that would reasonably be expected to result in a material adverse effect on or affecting the business, properties, management, financial condition, stockholders’ equity, results of operations or business prospects of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus the effect of which is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Shares as contemplated by the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(f) The Company shall have furnished to the Representative such further information, certificates and documents as they may reasonably request prior to the Closing Date or any Additional Closing Date.

(g) No action shall have been taken, to the Company’s knowledge, and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(h) The Shares to be delivered on the Closing Date or any Additional Closing Date, as the case may be, shall have been approved for listing on the Exchange, subject to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Representative.

(i) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and the arrangements relating to the offering of the Shares.

(j) On or prior to the date hereof, the Representative shall have received lockup letters from each of the executive officers and directors of the Company listed on Schedule IV hereto, substantially to the effect set forth in Exhibit F, in form and substance satisfactory to you.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, at One Liberty Plaza, New York, New York 10005, on the Closing Date or any Additional Closing Date, as the case may be. If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date or any Additional Closing Date, as the case may be, by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

SECTION 7. Reimbursement of Underwriters’ Expenses. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or Wells Fargo to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representative on demand for all out-of-pocket expenses (including, without limitation, reasonable fees and disbursements of counsel and those described in Section 5(j) hereof) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

SECTION 8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof filed, or in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party to the extent set forth below, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative or directly by any Underwriter specifically for use therein (it being understood and agreed that the only such information so furnished consists of the information described as such in subsection (b) below). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished by or on behalf of such Underwriter through the Representative or directly by any Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity (it being understood and agreed that the only such information furnished by any Underwriter consists exclusively of the following information appearing under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus: (i) the information regarding compensation and discounts appearing in the 5th paragraph under such caption and (ii) the information regarding price stabilization, short positions and penalty bids appearing in the 10th and 11th paragraphs under such caption (but only insofar as such information concerns the Underwriters). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under clause (a) or (b) of this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under clause (a) or (b) of this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it shall wish, jointly, with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). In any such proceeding, any indemnified party shall have the right to obtain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate identified firm (in addition to any identified local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative in the case of parties to be indemnified pursuant to paragraph (a) of this Section 8 and by the Company in the case of parties to be indemnified pursuant to paragraph (b) of this Section 8. An indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and each Underwriter, on the other hand, from the offering of such Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and each Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and each Underwriter, on the other hand, in connection with the offering of such Shares shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Shares (before deducting expenses) received by the Company bear to the total discounts and commissions received by each Underwriter in respect thereof. The relative fault of the Company, on the one hand, and each Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Underwriter’s obligation to contribute pursuant to this Section 8 shall be several in the proportion that the number of Shares the sale of which by such Underwriter gave rise to such losses, claims, damages or liabilities bears to the aggregate number of Shares the sale of which by all Underwriters gave rise to such losses, claims, damages or liabilities, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to Section 8(d) hereof were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d) hereof. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares referred to in Section 8(d) hereof that were offered and sold to the public through such Underwriter exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters under this Section 8 to contribute are several in proportion to their respective underwriting obligations with respect to the Shares and not joint.

SECTION 9. Default by an Underwriter. If on the Closing Date or any Additional Closing Date, as the case may be, any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder on such date, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of shares of the Shares set forth opposite their names in Schedule I hereto bear to the aggregate number of shares of the Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date; provided, however, that in the event that the aggregate number of the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date shall exceed 10% of the aggregate number of the Shares to be purchased on the Closing Date or any Additional Closing Date, as the case may be, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of such Shares; provided further, that if the remaining Underwriters do not exercise their right to purchase such Shares and arrangements for the purchase of such Shares satisfactory to the Company and the Representative are not made within 36 hours after such default, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on such Additional Closing Date, as the case may be, will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date or any Additional Closing Date, as the case may be, shall be postponed for such period, not exceeding seven days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

SECTION 10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Firm Shares on the Closing Date or, in the case of the Option Shares, prior to any Additional Closing Date, if prior to such time there shall have occurred any (i) suspension or material limitation of trading generally on the Exchange or the NASDAQ Global Market or a material disruption in settlement services in the United States, (ii) suspension of trading of any securities of the Company on any exchange or in any over-the-counter market, (iii) declaration of a general moratorium on commercial banking activities in California or New York by either Federal or state authorities, (iv) lowering of the rating assigned to any debt securities of the Company by any nationally recognized securities rating agency or public announcement by any such rating agency that it has under surveillance or review, with possible negative consequences, its rating of any debt securities of the Company or (v) outbreak or escalation of hostilities in which the United States is involved, declaration of war by Congress or change in financial markets or calamity or crisis including, without limitation, an act of terrorism, that, in the judgment of the Representative, is material and adverse and, in the case of any of the events described in clauses (i) through (v), such event, either alone or together with any other such event, makes it, in the judgment of the Representative, impracticable to proceed with completion of the public offering of, or sale of and payment for, the Shares at the Closing Date or any Additional Closing Date, as the case may be.

SECTION 11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of Wells Fargo or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, Wells Fargo or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

SECTION 12. Notices. All communications hereunder will be in writing and effective only on receipt, and:

(a) if sent to the Underwriters, will be mailed, delivered or telefaxed to:

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attention: Transaction Management Department

Facsimile: 704-410-0326

With a copy to:

Cleary Gottlieb Steen and Hamilton, LLP

One Liberty Plaza, New York, New York 10005

Attention: Leslie N. Silverman and James D. Small

Facsimile: (212) 225-3999

(ii) if sent to the Company or Wells Fargo, will be mailed, delivered or telefaxed to Wells Fargo at:

Wells Fargo & Company

90 South Seventh Street, 13th Floor

MAC: N9305-131

Minneapolis, MN 55479

Attention: Treasury Global Funding

Facsimile: (612) 667-3839

With a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention: Andrew R. Gladin

Facsimile: (212) 558-3588

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

SECTION 14. No Fiduciary Duty. Each of the Company and Wells Fargo hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or Wells Fargo under this Agreement and (c) the Company’s engagement of the Underwriters in connection with the transactions contemplated by this Agreement is as independent contractors and not in any other capacity. Furthermore, the Company and Wells Fargo agree that the Company is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). Each of the Company and Wells Fargo agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency or fiduciary duty to either of the Company or Wells Fargo, in connection with the purchase and sale of the Shares pursuant to this Agreement or the process leading to such purchase and sale.

SECTION 15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, Wells Fargo and the several Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 16. Applicable Law. This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

SECTION 17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

SECTION 18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

{signatures on following page}

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, Wells Fargo and the several Underwriters in accordance with its terms.

Very truly yours,

Wells Fargo Real Estate Investment Corporation

By:	/s/ Barbara S. Brett
Name: Barbara S. Brett
Title: Senior Vice President

Wells Fargo & Company

By:	/s/ Barbara S. Brett
Name: Barbara S. Brett
Title: Managing Director

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Wells Fargo Securities, LLC as Representative of the several Underwriters

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

Exhibit 1.1

SCHEDULE I

Underwriter	Shares
Wells Fargo Securities, LLC	2,352,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,352,000
Morgan Stanley & Co. LLC	2,352,000
UBS Securities LLC	2,352,000
Blaylock Beal Van, LLC	48,000
Drexel Hamilton, LLC	48,000
Lebenthal & Co., LLC	48,000
Siebert Brandford Shank & Co., LLC	48,000
Total	9,600,000

SCHEDULE II

Purchase price per share	$24.3306
Underwriting discount per share	$0.2500 per share of Preferred Stock sold to institutional investors ($527,500 in the aggregate) and $0.7875 per share of Preferred Stock sold to retail investors ($5,898,375 in the aggregate).

SCHEDULE III

Free Writing Prospectus of the Company dated December 4, 2014 filed pursuant to Rule 433.

SCHEDULE IV

Michael J. Loughlin

John R. Shrewsberry

George L. Ball

Gary K. Bettin John F. Luikart